EHIBIT 10.1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") dated as of August 15, 1996, is made by and between Fill-Mor Holding, Inc., a Delaware corporation ("Fill-Mor"), ARTRA GROUP Incorporated, a Pennsylvania corporation and the parent corporation of Fill-Mor ("ARTRA") and Manufacturers Bank, an Illinois State banking corporation with main offices in Chicago, Illinois ("Bank").

                                   WITNESSETH:

         WHEREAS, Fill-Mor desires to borrow from Bank the amount of Two Million, Five Hundred Thousand Dollars ($2,500,000.00) and Bank is willing to make a loan of such amount to Fill-Mor subject to and upon the terms and conditions set forth herein, including without limitation the guaranty of the debt by ARTRA and Fill-Mor's pledge of 800,000 shares of the common stock of Comforce Corporation, a Delaware corporation ("Comforce"), which are registered in the name of Fill-Mor.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       DEFINITIONS

         1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in
Schedule 1.1. All Schedules, Exhibits and other attachments hereto, or expressly identified to this Agreement, are incorporated by reference, and taken together with this Agreement, shall constitute but a single agreement.

         2.       TERM LOAN

         2.1 Loan Amount. Bank agrees to extend to Fill-Mor a term loan in the principal amount of $2,500,000.00 (the "Term Loan").

         2.2 Promissory Note. The Term Loan shall be evidenced by a term loan promissory note executed by Fill-Mor in favor of Bank in the principal amount of $2,500,000.00, in form and substance satisfactory to Bank (the "Note"). The Note will bear interest, payable monthly calculated at a rate per annum equal to the Reference Rate. The Note will be payable in full ninety (90) days ( the "Term") after the date of the Note.

         2.3 Option to Extend. Fill-Mor shall have the right to extend the Note for an additional ninety (90) days provided that each of the following conditions shall be satisfied: (a) Fill-Mor shall give the Bank five (5) days notice of its intention to extend the Note and shall pay the Bank the additional Term Loan Fee described in Section 2.8 hereof, (b) at the time of extension , there shall be no Default or Event of Default, and (c) all accrued and unpaid interest on the Note shall be paid in full.

         2.4 Interest. All computations in interest shall be made by Bank on the basis of a three hundred sixty (360) day year in each case for the actual number of days occurring in the period for which such interest is payable. Interest rate changes will be effective for interest computation purposes as and when the Reference Rate changes. Each determination by Bank of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

         2.5 Default Rate. Upon the occurrence of an Event of Default, as hereafter defined, the Note shall bear interest at a rate per annum equal to five percent (5%) over the Reference Rate (the "Default Rate") from the date of the Event of Default until the default is cured.

         2.6 Prepayment. Fill-Mor may prepay the Obligations in full or in part, without penalty, during the Term, upon three (3) days prior written notice to Bank. Any prepayments of less than all of the outstanding balance of the Term Loan shall be applied first to then due and payable fees and expenses; then to accrued interest owed; then to the then remaining balance of the Term Loan until paid in full.

         2.7 Use of Proceeds. Fill-Mor shall utilize the proceeds of the Term Loan solely for general working capital purposes.

         2.8 Term Loan Fee. Fill-Mor agrees upon execution of this Agreement to pay to Bank a fee ("Term Loan Fee") of one-half percent (1/2%) of the Term Loan, or $12,500, for the Bank's costs and risks in making the Term Loan. If Fill-Mor chooses to extend the due date on the Note an additional ninety days pursuant to
Section 2.3 hereof, then Fill-Mor agrees to pay Bank an additional Term Loan Fee of 1/2%, or $12,500, prior to such extension.

         3.       CONDITIONS PRECEDENT

         3.1 Before any proceeds are disbursed to Fill-Mor under this Loan Agreement, Fill-Mor or ARTRA (as the case may be) shall deliver to Bank, in form and substance satisfactory to Bank:

         (a) Loan Documents. This Agreement, the Note, and, as hereafter defined, the Guaranty, the Pledge Agreement, the Put Agreement, an opinion of counsel for Fill-Mor and ARTRA and any other documents which Bank may reasonably require to give effect to the transactions described in this Agreement (each, a "Loan Document" and collectively, the "Loan Documents").

         (b) Evidence of Due Organization and Good Standing. Evidence of the due organization and good standings of each of Fill-Mor and ARTRA. Such evidence shall include articles of incorporation, bylaws and a certificate of good standing.

         (c) Evidence of Authority to Enter into Loan  Documents.  Evidence that
(i) each of Fill-Mor and ARTRA is authorized to enter into the transactions described in this Agreement and the other Loan Documents, and (ii) the person signing on behalf of each such party is authorized to do so. Such evidence shall be in the form of resolutions of the Board of Directors and an incumbency certificate, certified by the respective Secretary or Assistant Secretary of Fill-Mor and ARTRA, respectively, and an opinion of counsel.

         (d) Financial Information. Fill-Mor and ARTRA shall have provided Bank with any and all financial information and documentation as may reasonably have been required by Bank, all in form and substance as requested by Bank.

         (e) Delivery of Pledged Shares. Fill-Mor shall have delivered to the Bank the Pledged Shares and duly executed stock powers, executed in blank.

         (f) Delivery of Financing Statements. Fill-Mor shall have delivered to the Bank UCC-1 Financing Statements in form and content satisfactory to Bank.

         3.2 Before any proceeds are disbursed to Fill-Mor under this Agreement, the following conditions must be satisfied:

         (a) Representations. The representations and warranties under this Agreement and the other presently existing Loan Documents are true on and as of the date hereof.

         (b) No Event of Default. No Event of Default has occurred and is continuing or would result from the transaction contemplated under this Agreement.

         (c) Continued Satisfaction. There has been no Material Adverse Effect in the financial condition of Fill-Mor or ARTRA since March 31, 1996.

         4.       BANK'S EXPENSES

         4.1 In addition to the Term Loan Fee, Fill-Mor shall pay Bank for its out-of-pocket expenses and attorneys' fees incurred in connection with the transaction contemplated by this Agreement and the other presently existing Loan Documents.

         5.       GUARANTY

         5.1 ARTRA shall guarantee the full performance by Fill-Mor of all obligations under the Note and all other Loan Documents, and ARTRA shall execute and deliver to Bank a guaranty in the form of the Guaranty attached as Exhibit A hereto (the "Guaranty").

         6.       PLEDGE

         6.1 Pledge and Pledge Agreement. To secure its obligations under the Loan Documents, Fill-Mor shall pledge and deliver to Bank the Collateral. The Collateral, including the Pledged Shares, shall be accompanied by stock powers executed in blank. Such pledge shall be evidenced by the execution and delivery of a stock pledge agreement in the form of the Stock Pledge Agreement attached as Exhibit B hereto (the "Pledge Agreement").

7.       PUT AGREEMENT

                  Concurrently with the extension of the Term Loan to Fill-Mor, Fill-Mor ARTRA, Bank and Peer Pedersen ("Pedersen") shall execute a Purchase, Sale and Put Agreement in form and substance satisfactory to Bank (the "Put Agreement"). Such Put Agreement shall give Bank the unrestricted right to sell the Note and assign its rights to this Agreement, the Pledge Agreement, the Guaranty, and the Pledged Shares to Pedersen if an Event of Default (as defined herein) occurs.

         8.       REPRESENTATIONS AND WARRANTIES

         8.1 ARTRA, Fill-Mor. Fill-Mor or ARTRA (as the case may be) represent and warrant to the Bank as of the date hereof and each day thereafter, continuing so long as the Obligations remain outstanding, and (even if there shall be no Obligations outstanding) so long as this Agreement remains in effect:

         (a) Entity Existence. Each of Fill-Mor and ARTRA is a corporation duly organized and in good standing under the laws of the state of its incorporation as set forth in the preamble hereto, and is duly qualified as a foreign corporation and in good standing in all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.

         (b) Authority. The execution and delivery by each of Fill-Mor and ARTRA of this Agreement and all of the other Loan Documents executed by it and the performance of the Obligations: (i) are within their respective powers; (ii) are duly authorized by their respective Boards of Directors and, if necessary, their respective stockholders; (iii) are not in contravention of the terms of their respective Certificates of Incorporation or By-Laws or of any indenture, agreement or undertaking to which either is a party or by which either (or any of their respective properties) are bound or any applicable judgment, decree or order; (iv) do not, as of the execution hereof, require either one to obtain any governmental consent, registration or approval; (v) do not contravene any contractual or governmental restriction binding upon either one; and (vi) will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of either one under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which either one is a party or by which it or any of the respective property of each may be bound or affected.

         (c) Binding Effect. This Agreement and all of the other Loan Documents to which Fill-Mor or ARTRA is a party are the legal, valid and binding obligations of each and are enforceable against each in accordance with their respective terms.

         (d) Financial Data. ARTRA has furnished to Bank its consolidating financial statements which include all relevant financial information with respect to Fill-Mor as of March 31, 1996 (including the financial information of Fill-Mor, the "Financials"). The Financials are, and all financial statements of ARTRA to be furnished to Bank in accordance with subsection 9.1 below, will be in accordance with the books and records of Fill-Mor and/or ARTRA and fairly present the financial condition of Fill-Mor and ARTRA at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments) and such financial statements have been and will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved. Since the date of the Financials, there have been no adverse changes in the condition, financial or otherwise, of ARTRA or Fill-Mor as shown on such Financials, except as expressly contemplated herein. All information, reports and other papers and data to be furnished to Bank are or will be, at the time the same are so furnished to Bank, accurate and correct in all material respects and.

         (e) Solvency. Fill-Mor, as of the Closing Date (a) will not be "insolvent" as that term is defined in Section 101(32)(A) of the Federal Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C. ss. 101(32)) or Section 3 of the Uniform Fraudulent Transfer Act ("UFTA"), (b) will not have "unreasonably small capital," as that term is used in Section 548(a)(2)(B)(ii) of the Bankruptcy Code, (c) will not be engaged or about to engage in a business or a transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 5 of the UFTA,
(d) will be able to pay its debts as they mature or become due, within the meaning of Section 548(a)(2) - (B)(iii) of the Bankruptcy Code and Section 3 of the UFTA, and (e) will own assets having a value both at "fair valuation" and at "present fair salable value" greater than the amount required to pay Fill-Mor's "debts" as such terms are used in Section 2 of the UFTA. Fill-Mor shall not be rendered insolvent (as defined above) by the execution and deliver of this Agreement or any of the other Loan Documents or by the transactions contemplated hereunder or thereunder.

         (f) Chief Place of Business. As of the execution hereof, the principal place of business and chief executive office of Fill-Mor and ARTRA is located at the address set forth in Section 12.13 to this Agreement. If any change in such location occurs, Fill-Mor and ARTRA shall promptly notify Bank thereof in accordance with subsection 12.13 hereof, but in no event more than five (5) days after such change. As of the execution hereof, the books and records of Fill-Mor and ARTRA and all records of account are located at such principal place of business and chief executive office, and if any change in such location occurs, Fill-Mor and ARTRA shall promptly notify Bank thereof in accordance with subsection 12.13 hereof, but in no event more than five (5) days after such change.

         (g) Other Corporate Names. Neither Fill-Mor nor ARTRA has used any corporate or fictitious names other than the names shown in the preamble to this Agreement.

         (h) Tax Liabilities. Fill-Mor and ARTRA have filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it except for extensions duly obtained. Fill-Mor and ARTRA have either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or have made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. The reserves for taxes, if any, reflected on the Financials constitute, and the balance sheets of Fill-Mor and ARTRA submitted to the Bank in accordance with the terms of subsection 9.1 below will constitute, reasonable estimations of the amount necessary for the payment of all liabilities for all federal, state and local taxes (whether or not disputed) of Fill-Mor and ARTRA accrued through the date of such balance sheets. There are no material unresolved questions or claims concerning any tax liability of Fill-Mor and ARTRA.

         (i) Loans. Except as disclosed on the Financials, Fill-Mor and ARTRA currently have no loans or other indebtedness for borrowed money and are not liable on any guarantees.

         (j) Litigation and Proceedings. Except as disclosed in Schedule 8(j) attached hereto, no judgments are outstanding against Fill-Mor or ARTRA nor is there now pending or, to the best of Fill-Mor's or ARTRA's knowledge after reasonably diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against either of them. To the best of ARTRA's and Fill-Mor's' knowledge, the amount of liability set forth on the Financials as to each suit listed thereon is the maximum amount of potential liability under such suit.

         (k) Other Agreements. Except as disclosed in Schedule 8(k) attached hereto, neither Fill-Mor nor ARTRA is in default under any material contract, lease, or commitment to which it is a party or by which they are bound. Neither Fill-Mor nor ARTRA know of any dispute regarding any contract, lease, or commitment which is material to the continued financial success and well-being of each of them.

         (l)      Intentionally Deleted.

         (m)      Compliance with Laws and Regulations.

                  (i) General Compliance. The execution and delivery by each of Fill-Mor and ARTRA of this Agreement and all of the other Loan Documents to which each is a respective party and the performance of the respective obligations of each hereunder and thereunder are not in contravention of any law or laws. Each of Fill-Mor and ARTRA is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the assets of each, except for laws, orders, regulations and ordinances the violation of which would not, in the aggregate, have a Material Adverse Effect.

                  (ii) Environmental Compliance. The operations of each of Fill-Mor and ARTRA comply with all applicable federal, state or local environmental, health and safety statutes and regulations. Except as set forth in Schedule 8(j) attached hereto, neither Fill-Mor nor ARTRA have received notice of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation by or pertaining to them or their respective properties or operations or stating that either one is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance, material or constituent, or other substance into the environment. Schedule 8(j) summarizes all actual or potential Environmental Liabilities and costs and expenses associated thereto, in each case relating to either one of Fill-Mor or ARTRA. Neither Fill-Mor nor ARTRA has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance, material or constituent, or other substance into the environment. Neither Fill-Mor nor ARTRA has any contingent liability of which they have knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance, material or constituent, or other substance into the environment, except as set forth in Schedule 8(j).

         (n)      Intentionally Deleted.

         (o) ERISA. Neither Fill-Mor, ARTRA nor any ERISA Affiliate of each of them maintain or contribute to any pension plan other than a pension plan disclosed in the Financials (a "Pension Plan"). Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified and each trust related to any such Pension Plan has been determined to be exempt from federal income tax under subsection 501(a) of the IRC. Each Pension Plan has been administered in all material respects in accordance with its terms and the terms of ERISA, the IRC and all other statutes and regulations applicable thereto.

         (p) Ownership of Fill-Mor. ARTRA is the sole shareholder of Fill-Mor.

         (q)  Survival  of  Warranties.   All   representations  and  warranties
contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement.

         8.2 Comforce Shares. With respect to the Collateral, Fill-Mor and ARTRA (as the case may be) represent and warrant to the Bank as of the date hereof and each day thereafter, continuing so long as the Obligations remain outstanding, and (even if there shall be no Obligations outstanding) so long as this Agreement remains in effect:

                  (a) Fill-Mor is, and at the time of delivery of the Pledged Shares to Bank pursuant to the Pledge Agreement will be, the sole holder of record and the sole beneficial owner of the Collateral free and clear of any Lien (except for the lien created by the Pledge Agreement) or restrictions of any kind (except for volume sales restrictions imposed by Federal and state securities laws on the sale thereof) thereon or affecting the title thereto.

                  (b) All of the Pledged Shares have been duly authorized, validly issued, are fully paid and non-assessable, and were acquired by Fill-Mor more than two (2) years prior to the date hereof.

                  (c) Fill-Mor has the right and requisite authority and has taken all required corporate actions to pledge, assign, transfer, deliver, deposit and set over the Collateral to Bank as provided in the Pledge Agreement.
                  (d) None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                  (e) No consent, approval, authorization or other order of any person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge by Fill-Mor of the Collateral pursuant to the Pledge Agreement or for the execution, delivery or performance of the Pledge Agreement by Fill-Mor or
(ii) for the exercise by Bank of the voting or other rights provided for in the Pledge Agreement or the remedies in respect of the Collateral pursuant to the Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  (f) Upon foreclosure by Bank of the Pledged Shares, Bank shall be able to sell the Pledged Shares free of registration, subject to the volume limitations of Rule 144 of the Rules of the Securities and Exchange Commission ("Rule 144"), as promulgated under the Securities Act.

         9.       AFFIRMATIVE COVENANTS

         9.1 Fill-Mor or ARTRA (as the case may be) covenant to the Bank and agree that, from the date hereof and each day thereafter, continuing so long as the Obligations remain outstanding, and (even if there shall be no Obligations outstanding) so long as this Agreement remains in effect:

         (a) Maintenance of Existence and Conduct of Business. Each of Fill-Mor and ARTRA shall (i) do or cause to be done all things necessary to preserve and keep in full force and effect the respective corporate existence of each and the rights and franchises of each; (ii) continue to conduct their business substantially as now conducted or as otherwise permitted hereunder; (iii) preserve all of their property, in use or useful in the conduct of their business , so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (iv) transact business only in such names as are set forth in this Agreement.

         (b) Books and Records; Access to Same. Each of Fill-Mor and ARTRA shall keep adequate records and books of account with respect to the respective business activities of each, in which proper entries, reflecting all financial transactions, are made in accordance with generally accepted accounting principles and on a basis consistent with the Financials referred to in Section 8.1(d) herein. The Bank shall make any and all audits and investigations which it deems reasonably necessary in connection with the Term Loan, at the sole expense of Fill-Mor and ARTRA. For the purposes of this Agreement, the Bank shall have free and ready access at all times during normal business hours, upon reasonable advance oral or written notice, to the books of account, records, papers and documents of Fill-Mor and ARTRA.

         (c) Litigation. Each of Fill-Mor and ARTRA shall notify Bank in writing, promptly upon learning thereof, of any litigation commenced or threatened against either one of any suit or administrative proceeding that (i) may involve an amount in excess of One Hundred Thousand Dollars ($100,000) or
(ii) seeks injunctive relief or could have or result in a Material Adverse Effect on either one if adversely determined.

         (d) Financial Reports. Fill-Mor and ARTRA shall furnish to Bank whatever information, books and records Bank may request, including at a minimum:

                  (i) Within 50 days after and as of the end of each first, second and third quarter, a Form 10-Q as filed by ARTRA with the Securities and Exchange Commission ("SEC") and a quarterly consolidated financial statement of ARTRA including a balance sheet and statement of income, cash flow and retained earnings.

                  (ii) Within 105 days after, and as of the end of each of its fiscal years, a Form 10-K as filed with the SEC and an annual financial statement of ARTRA including a balance sheet and statement of income, cash flow and retained earnings.

                  (iii) A quarterly compliance certificate, substantially in the form of Exhibit C attached hereto, executed by Fill-Mor and ARTRA.

         (e) Compliance with Laws. Each of Fill-Mor and ARTRA shall comply in all material respects with all federal, state and local laws, regulations, orders and agreements (including conciliation agreements) applicable to it, to the extent that any failure to comply could have a Material Adverse Effect.

         (f) Agreements. Each of Fill-Mor and ARTRA shall perform in all material respects, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any lease or customer contracts to which it is a party to the extent that such performance or enforcement shall not cause a Material Adverse Effect.

         (g) Supplemental Disclosure. On the request of Bank (in the event that such information is not otherwise delivered by Fill-Mor or ARTRA to Bank pursuant to this Agreement), so long as there are Obligations outstanding hereunder, and with reasonable frequency (unless a Default or an Event of Default has occurred and is continuing, then, in such case, as frequently as requested by Bank), Fill-Mor or ARTRA will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; provided, however, that such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Bank, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein.

         (h) Employee Plans. Fill-Mor and ARTRA shall notify Bank of any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against either Fill-Mor or ARTRA or against any ERISA affiliate of each in connection with any Pension Plan or/and against any such Pension Plan itself, or against any fiduciary of or service provided to any such Pension Plan which may involve claims of more than One Hundred Thousand Dollars ($100,000). Fill-Mor and ARTRA shall notify Bank of the occurrence of any reportable event with respect to any Pension Plan.

         (i) Environmental Matters. Each of Fill-Mor and ARTRA shall (i) comply in all respects with the Environmental Laws applicable to it, (ii) notify Bank promptly after each respectively becomes aware of any violation or potential violation of Environmental Laws, and (iii) promptly forward to Bank a copy of any order, notice, permit, application, or any communication or report respectively received by each one in connection with any release or any other matter relating to the Environmental Laws that may affect any premises owned or occupied by Fill-Mor and ARTRA. The provisions of this Section 9.1(i) shall apply whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action.

         10.      NEGATIVE COVENANTS

         10.1 Fill-Mor or ARTRA (as the case may be) covenant to the Bank and agree that, without Bank's prior written consent, from the date hereof and each day thereafter, continuing so long as the Obligations remain outstanding, and (even if there shall be no Obligations outstanding) so long as this Agreement remains in effect:

         (a) Capital Structure and Business. Neither Fill-Mor nor ARTRA shall make any changes in any of their respective business objectives, purposes or operations which could in any way materially adversely affect the repayment of the Term Loan, or any of the Obligations or could have or result in a Material Adverse Effect.

         (b) Mergers, Etc. Neither Fill-Mor nor ARTRA shall wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person.

         (c) Transfer of Fill-Mor Stock. ARTRA shall not sell, transfer, hypothecate, pledge or otherwise encumber any of its stock in Fill-Mor, unless such proceeds are utilized to reduce the Obligations.

         (d) Events of Default. Neither Fill-Mor nor ARTRA shall take any action or omit to take any action, which act or omission would constitute a Default or an Event of Default under, pursuant to, or noncompliance with any of, the terms of this Agreement or any other Loan Document.

         (e)      Intentionally Deleted.

         (f) Cancellation of Indebtedness. Neither Fill-Mor nor ARTRA shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business.

         11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         11.1 Defaults. The occurrence of any of the following events shall constitute an "Event of Default:"

         (a) Fill-Mor fails to pay any of its Obligations, including any principal or interest due on the Note, when such Obligations are due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall not be fully cured within three (3) Business Days thereafter;

         (b) Pursuant to the Guaranty, ARTRA fails to pay any of its Obligations when such Obligations are due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) ;

         (c) Either Fill-Mor or ARTRA fails or neglects to perform, keep or observe any of its respective covenants, conditions or agreements contained in this Agreement or any of the other Loan Documents, and such failure to perform, keep, or observe, as the case may be, shall not be fully cured within seven (7) Business Days thereafter;

         (d) Any warranty or representation now or hereafter made by either Fill-Mor or ARTRA is untrue or incorrect in any material respect when made, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by it, or any of the foregoing omits to state a fact necessary to make the statements therein contained not misleading in any material respect;

         (e) Except for any judgments listed on Schedule 8(j) hereto, a judgment or order requiring payment in excess of One Hundred Thousand Dollars ($100,000) shall be rendered against Fill-Mor or ARTRA and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided that this subsection 11.1(e) shall not apply to any judgment for which Fill-Mor or ARTRA are fully insured (except for normal deductibles in connection therewith) or indemnified and with respect to which the insurer or indemnitor has assumed the defense and is not defending under reservation of right and with respect to which Bank reasonably believes the insurer or indemnitor will pay the full amount thereof (except for normal deductibles in connection therewith);

         (f) A notice of lien, levy or assessment is filed or recorded with respect to all or a substantial part of the assets of either Fill-Mor or ARTRA by the United States, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter by any one or more of them become a lien upon all or a substantial part of the Collateral or the assets of or Collateral provided by Fill-Mor or ARTRA, and (i) such lien, levy or assessment is not discharged or released or the enforcement thereof is not stayed within forty-five (45) days of the notice or attachment thereof, or (ii) if the enforcement thereof is stayed, such stay shall cease to be in effect, provided that this subsection 11.1(f) shall not apply to any liens, levies or assessments which relate to current taxes not yet due and payable;

         (g) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed
(i) against either Fill-Mor or ARTRA and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of sixty (60) days, or (ii) by either Fill-Mor or ARTRA, or either one makes an assignment for the benefit of creditors, or either one takes any corporate action to authorize any of the foregoing;

         (h) Either Fill-Mor or ARTRA voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

         (i) Either Fill-Mor or ARTRA becomes insolvent or fails generally to pay its debts as they become due;

         (j) Either Fill-Mor or ARTRA is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs;

         (k) A breach by Fill-Mor shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between Fill-Mor and any other person, and such breach continues unwaived for more than thirty (30) days after such breach first occurs, provided that such grace period shall not apply, and a default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Bank's reasonable determination, be cured by Fill-Mor during such thirty (30) day grace period;

         (l) As to more than $50,000.00 in indebtedness of Fill-Mor in the aggregate at any time (i) Fill-Mor shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; (ii) any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or (iii) any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; (m)A Material Adverse Effect shall occur (i) in the present or reasonably foreseeable prospective operations or financial condition of either Fill-Mor or ARTRA, or (ii) which materially impairs the ability of either Fill-Mor or ARTRA to perform the Obligations, in each case as determined by Bank in its sole discretion;

         (n) A Termination Event occurs which Bank in good faith believes could individually, or together with any other Termination Event subject either Fill-Mor or ARTRA to liability which would constitute a Material Adverse Effect;

         (o) the market price of the common stock of Comforce Corporation, as traded and reported on the American Stock Exchange, shall be less than $13.01 per share at the regular close of trading on any trading day;

         (p) the common stock of Comforce Corporation shall be delisted by the American Stock Exchange;

         (q) the Bank, in good faith, deems itself reasonably insecure for any reason due to any Material Adverse Effect;

         (r) ARTRA shall terminate, repudiate, revoke or disavow any of its obligations under the Guaranty or breach any of the terms thereof; or

         (s) Pedersen shall terminate, repudiate, revoke or disavow any of his obligations under the Put Agreement or breach any of the terms thereof.

         11.2 Remedies. If any Default or Event or Default shall have occurred and be continuing, Bank may, without notice, take any one or more of the following actions:

         (a) increase the rate of interest applicable to the Term Loan to the Default Rate, as described in Section 2.5; and/or

         (b)(i) declare all or any portion of the Obligations, including all or any portion of the Term Loan to be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each of Fill-Mor and ARTRA; and (ii) exercise any rights and remedies provided to Bank under the Loan Documents (including the Put Agreement) and/or at law or equity, including all remedies provided under the UCC.

         11.3 Waivers by ARTRA and Fill-Mor. Except as otherwise provided for in this Agreement or by applicable law, each of Fill-Mor and ARTRA waive: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper; accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which either party may in any way be liable, and hereby ratifies and confirms whatever Bank may do in this regard, (b) all rights to notice and a hearing prior to Bank's taking possession or control of, or to Bank's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of its remedies, and (c) the benefit of all valuation, appraisal and exemption laws. Each of ARTRA and Fill-Mor acknowledge that they have been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents and understands fully the terms, conditions and implications of each of the foregoing.

         12. MISCELLANEOUS

         12.1 Complete Agreement; Modification Agreement. This Agreement and the Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 12.2 below.

         12.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by either Fill-Mor or ARTRA, shall in any event be effective unless the same shall be in writing and signed by Bank, Fill-Mor and ARTRA.

         12.3 Fees and Expenses. Fill-Mor and ARTRA shall reimburse Bank for all out-of-pocket expenses reasonably incurred in connection with (a) the preparation of this Agreement and the Loan Documents, and (b) wire transfers to the account of Fill-Mor. Fill-Mor and ARTRA shall reimburse Bank for all fees, costs and expenses reasonably incurred, including the fees, costs and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Agreement, any amendment, modification or waiver of or consent, any litigation, contest, dispute, suit, proceeding or action (whether instituted by Bank, either Fill-Mor or ARTRA, or any other person) in any way relating to this Agreement or any of the Loan Documents or any other Agreement to be executed or delivered in connection herewith, any attempt to enforce any rights of Bank against either Fill-Mor, ARTRA or Pedersen or any other person that may be obligated to Bank by virtue of any of the Loan Documents, including, without limitation, all attorneys and other professional and service provider fees arising from such services. All such fees as described in this Section 12.3 shall be payable, on demand, by Fill-Mor and ARTRA to Bank.

Notwithstanding anything to the contrary in the preceding paragraph, neither ARTRA nor Fill-Mor shall be required to reimburse Bank for any fees, costs and/or expenses as described in the preceding paragraph if such fees, costs and/or expenses arise in connection with any litigation, contest, dispute, suit, proceeding or action which has been instituted by either Fill-Mor or ARTRA and which has been resolved in either Fill-Mor or ARTRA's favor, as the case may be, in all material respects by the court or authority having proper jurisdiction over such litigation, contest, dispute, suit, proceeding or action, and all possible appeals in connection therewith have been exhausted.

         12.4 Lien Absolute. All rights of Bank and all Obligations of ARTRA and Fill-Mor under this Agreement and the other Loan Documents shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of this Agreement or any other Loan Document or any other agreement or instrument governing or evidencing any of the Obligations;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement or any other Loan Document or any other agreement or instrument governing or evidencing any of the Obligations;

         (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

         (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Fill-Mor or ARTRA.

         12.5 Release. Each of Fill-Mor and ARTRA consent and agree that Bank may at any time, or from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Obligations and (b) exchange, release and/or surrender all or any of the Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Bank in connection with all or any of the Obligations; all in such manner and upon such terms as Bank may deem proper, and without notice to or further assent from either Fill-Mor or ARTRA, it being hereby agreed that both ARTRA and Fill-Mor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Obligations may, at any time, exceed the aggregate principal amount thereof set forth in this Agreement, or any other agreement governing any Obligations. Each of Fill-Mor and ARTRA hereby waive notice of acceptance of this Agreement, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Fill-Mor or ARTRA. No act or omission of any kind on Bank's part shall in any event affect or impair this Agreement.

         12.6 Governing Law, Severability. This Agreement is governed by and construed in accordance with the internal laws of the State of Illinois. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. 12.7Termination of Loan Agreement. This Agreement and the rights, obligations and interests created hereunder shall terminate upon the date on which the Obligations have been indefeasibly paid in full.

         12.8 Assignment. Bank may assign, endorse or transfer any instrument evidencing all or any part of the Obligations as provided in, and in accordance with, this Agreement and the other Loan Documents, and the holder of such instrument shall be entitled to the benefits of this Agreement. Neither Fill-Mor nor ARTRA may assign, sell or otherwise transfer any interest in or obligation under this Agreement and the other Loan Documents.

         12.9 Successors. This Agreement and all obligations of Fill-Mor or ARTRA hereunder shall be binding upon their respective successors and shall, together with the rights and remedies of Bank hereunder, inure to the benefit of Bank, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Bank under the Pledge Agreement.

         12.10 Consent to Jurisdiction. The parties hereto agree that, subject to the Bank's sole and absolute election, all legal actions or proceedings in any manner or respect arising out of or related to this Agreement shall be brought and litigated only in courts having situs in Cook County, Illinois; and ARTRA and Fill-Mor hereby consent to and submit to the jurisdiction of any local, state or federal court located within Cook County, and ARTRA and Fill-Mor hereby waive any right the they may have to transfer or change the venue of any such legal action or proceeding.

         12.11 WAIVER OF JURY TRIAL.Each party to this Agreement waives irrevocably the right to a trial by jury in any action or proceeding to enforce or defend any rights (a) under this Agreement or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith, or (b) arising from any banking relationship existing in connection with this Agreement, and agrees that any such action or proceeding shall be tried before a court and not before a jury. .

         12.12 Indemnity. Fill-Mor and ARTRA shall jointly and severally indemnify and hold the Bank and their respective (a) affiliates, officers, directors, employees, attorneys agents and representatives; and (b) successors and assigns to any of the Bank's rights in and to the Obligations (each an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement or in connection with or arising out of the transactions contemplated hereunder and thereunder; provided, that Fill-Mor and ARTRA shall not be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. Neither Bank nor any other Indemnified Person shall be responsible or liable to any other party hereto, any successor, assignee or third party beneficiary of such person or any other person asserting claims derivitively through such party, for indirect, punitive, exemplary or consequential damages in connection with this Agreement. Furthermore, Fill-Mor and ARTRA hereby acknowledge and agree that Bank (i) is not now, and has not ever been, in control of any of their respective affairs, and (ii) does not have the capacity through the provisions of this Agreement to influence their respective conduct with respect to the ownership, operation or management of any of their respective businesses or properties.

         12.13 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answerback addressed as follows:

                              (a)     If to Bank, at:

                                           Manufacturers Bank
                                           1200 N. Ashland Avenue
                                           Chicago, Illinois  60622-2298
                                           Attn:  Tom Panos, Debbie Domovich
                                           Phone:(312) 278-4040
                                           Fax:  (312) 278-5341

                                      With copies to:

                                           Kwiatt, Silverman & Ruben, Ltd.
                                           500 N. Central Avenue
                                           Northfield, IL  60093
                                           Attn:  Philip E. Ruben, Esq.
                                           Phone:  (847) 441-7676
                                           Fax:(847) 441-7696

                                                    and

                                           Cohen, Cohen & Salk, P.C.
                                           630 Dundee Rd.
                                           Suite 120
                                           Northbrook, IL 60062
                                           Attn:  Bennett L. Cohen
                                           Phone: (847) 480-7800
                                           Fax:   (847) 480-7882

                              (b)     If to ARTRA and/or Fill-Mor at:
                                           ARTRA GROUP Incorporated
                                           500 Central Avenue
                                           Northfield, Illinois 60093
                                           Attn: Peter R. Harvey
                                           Phone:  847-441-6650
                                           Fax:    847-441-6959

                                                 With copies to:

                                           Marcus, Steer & Freibrun
                                           Hyatt Deerfield Business Campus
                                           102 Wilmot Road - Suite 190
                                           Deerfield, Illinois  60015
                                           Attn:  Jay Marcus, Esq.
                                           Phone:  847-940-0072
                                             Fax:  847-940-0061

         12.14 Headings. The descriptive headings of the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

         12.15 Counterparts. This Agreement may be executed in any number of separate counterparts, which shall collectively constitute one and the same agreement.


                   Remainder of page left intentionally blank

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.


                                        FILL-MOR HOLDING, INC.

                                        By:    ___________________________

                                        Title: ___________________________




                                        ARTRA GROUP INCORPORATED

                                        By:    ___________________________

                                        Title: ___________________________




                                        MANUFACTURERS BANK

                                        By:    ___________________________

                                        Title: ___________________________